     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2001
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            REPUBLIC SERVICES, INC.
             (Exact name of Registrant as specified in its charter)

                      DELAWARE
  (State or other jurisdiction of incorporation or                          65-0716904
                    organization)                              (I.R.S. Employer Identification No.)

                                                                         DAVID A. BARCLAY
                                                                       SENIOR VICE PRESIDENT
               REPUBLIC SERVICES, INC.                                  AND GENERAL COUNSEL
                110 S.E. SIXTH STREET                                 REPUBLIC SERVICES, INC.
           FORT LAUDERDALE, FLORIDA 33301                        110 S.E. SIXTH STREET, 28TH FLOOR
                   (954) 769-6000                                 FORT LAUDERDALE, FLORIDA 33301
 (Address, including zip code, and telephone number,                      (954) 769-6000
                      including                          (Name, address, including zip code, and telephone
   area code, of registrant's principal executive                             number,
                      offices)                              including area code, of agent for service)

                             ---------------------

                                   Copies to:

                            JONATHAN L. AWNER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                       ONE S.E. THIRD AVENUE, 28TH FLOOR
                           MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600
                             ---------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.    [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following box.    [X]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.    [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.    [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.    [ ]
                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED             PROPOSED
                                              AMOUNT              MAXIMUM              MAXIMUM             AMOUNT OF
                                               TO BE          OFFERING PRICE          AGGREGATE          REGISTRATION
                                            REGISTERED          PER UNIT(1)       OFFERING PRICE(1)           FEE
-------------------------------------------------------------------------------------------------------------------------
Senior Notes...........................    $400,000,000            100%             $400,000,000           $100,000
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee under Rule 457(o) of the Securities Act of 1933, as amended.

                             ---------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED MARCH 30, 2001

PROSPECTUS

                                  $400,000,000

                            REPUBLIC SERVICES, INC.

                                  SENIOR NOTES

                             ---------------------

     Republic Services intends to offer from time to time in one or more series up to $400,000,000 of senior unsecured notes. We may provide additional terms of the senior notes in supplements to this prospectus.

     We may offer the senior notes directly or through underwriters, agents or dealers. Each prospectus supplement will provide the terms of the plan of distribution relating to the respective series of senior notes. The "Plan of Distribution" section below also provides more information on this topic.

     INVESTING IN THE SENIOR NOTES INVOLVES RISKS. YOU SHOULD READ ANY RISK FACTORS INCLUDED IN ANY PROSPECTUS SUPPLEMENT.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     , 2001

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Where You Can Find More Information.........................         i
Disclosure Regarding Forward-Looking Statements.............         i
Information Incorporated by Reference.......................        ii
Republic Services...........................................         1
Ratio of Earnings to Fixed Charges..........................         1
Use of Proceeds.............................................         1
Description of Other Indebtedness...........................         2
Description of the Senior Notes.............................         4
Plan of Distribution........................................        13
Legal Matters...............................................        13
Experts.....................................................        13

                             ---------------------

     You should rely only on the information contained in and incorporated by reference into this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in and incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read these filings over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy documents at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms.

     We have filed with the Commission a Registration Statement on Form S-3 under the Securities Act to register with the Commission the securities described herein. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information about us and our securities, you should refer to the registration statement.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, and the information incorporated by reference into this prospectus, and any prospectus supplement includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include the following:

     - Our ability to compete effectively in our industry;

     - Adverse economic conditions that may impact our industry;

     - Fuel price increases;

     - Labor shortages and increased labor costs; and

     - Our ability to execute our financial and acquisition growth strategies.

     You should read carefully any risk factors included in any prospectus supplement. You should also read carefully the "Risk Factors" section of our Annual Report on Form 10-K, which is incorporated by reference into this prospectus. We assume no responsibility for updating forward-looking statements contained in this prospectus, any supplements to this prospectus, and in any documents that we incorporate by reference into this prospectus.

                     INFORMATION INCORPORATED BY REFERENCE

     The Commission allows us to provide information about our business and other important information to you by "incorporating by reference" the information we file with the Commission, which means that we can disclose the information to you by referring in this prospectus to other documents we file with the Commission. Under the Commission's regulations, any statement contained in a document incorporated by reference in this prospectus is automatically updated and superseded by any information contained in this prospectus, or in any subsequently filed document of the types described below.

     We incorporate into this prospectus by reference the following documents filed by us with the Commission, each of which should be considered an important part of this prospectus:

COMMISSION FILING (FILE NO. 1-14267)                          PERIOD COVERED OR DATE OF FILING
------------------------------------                          ---------------------------------
Annual Report on Form 10-K..................................  Year ended December 31, 2000
Proxy Statement on Schedule 14A
  relating to our 2001 Annual Meeting.......................  March 30, 2001
All subsequent documents filed by us under Sections 13(a),
  13(c), 14 or 15(d) of the Exchange Act of 1934............  After the date of this prospectus and before the termination of
                                                              this offer.

     You may request a copy of each of our filings at no cost, by writing or telephoning us at the following address or telephone number:

                            REPUBLIC SERVICES, INC.
                              110 S.E. 6TH STREET
                         FORT LAUDERDALE, FLORIDA 33301
                         ATTENTION: INVESTOR RELATIONS
                             PHONE: (954) 769-2400

     Exhibits to a document will not be provided unless they are specifically incorporated by reference in that document.

     The information in this prospectus or any supplement may not contain all of the information that may be important to you. You should read the entire prospectus or any supplement, as well as the documents incorporated by reference in the prospectus or any supplement, before making an investment decision.

                               REPUBLIC SERVICES

     When used in this prospectus and any prospectus supplement, the terms "we," "our" and "us" refer to Republic Services, Inc. and its subsidiaries except as otherwise expressly noted.

     We are a leading provider of services in the domestic non-hazardous solid waste industry. We provide non-hazardous solid waste collection services for commercial, industrial, municipal and residential customers through 139 collection companies in 22 states. We also own or operate 79 transfer stations, 53 solid waste landfills and 21 recycling facilities.

     We were incorporated as a Delaware corporation in 1996. We completed our initial public offering of common stock in July 1998. Our principal executive offices are located at 110 S.E. 6th Street, 28th Floor, Fort Lauderdale, Florida 33301 and our main telephone number is (954) 769-2400.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratio of earnings to fixed charges for each of the years ended December 31, 1996 through 2000 appear below. We compute the ratio of earnings to fixed charges by dividing the sum of income before income taxes, interest expense and a portion of rent expense representative of the interest component, by the sum of interest expense, capitalized interest and the portion of rent expense representative of the interest component.

                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              2000   1999   1998   1997   1996
                                                              ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges..........................  4.8x   5.3x   5.9x   7.3x   3.7x

                                USE OF PROCEEDS

     We expect to use the net proceeds from the sale of senior notes to pay down amounts outstanding under our revolving credit facility. We describe our revolving credit facility in the "Description of Other Indebtedness" section of this prospectus. We will describe any different or additional use of proceeds from the sale of senior notes in a prospectus supplement.

                       DESCRIPTION OF OTHER INDEBTEDNESS

CREDIT FACILITY

     In July 1998, we entered into a $1.0 billion unsecured revolving credit facility with a group of banks. $500.0 million of the facility is short-term and expires in July 2001. We plan to extend the maturity of the short-term portion of our credit facility before its expiration in July 2001 to July 2002. As of December 31, 2000, we had approximately $422.0 million available under the short-term portion of our credit facility. The remaining $500.0 million is long-term and was fully borrowed at December 31, 2000. The long-term portion of our credit facility expires in July 2003. Borrowings under the credit facility bear interest at LIBOR-based rates. The blended average interest rate on our revolving credit facility was 7.0% during 2000. We use the proceeds from the credit facility for working capital requirements, capital expenditures and acquisitions. The credit facility contains various covenants, including covenants regarding our financial performance and covenants that require us to maintain minimum consolidated stockholder's equity and limit the amount of additional debt we incur.

NOTES DUE 2004 AND 2009

  General

     In May 1999, we sold $600.0 million of unsecured notes in the public market. $225.0 million of these notes bear interest at 6 5/8% per annum and mature in 2004. The remaining $375.0 million of these notes bear interest at 7 1/8% per annum and mature in 2009. Interest on these notes is payable semi-annually in May and November. The $225.0 million and $375.0 million in notes were offered at a discount of $1.0 million and $.5 million, respectively. We used proceeds from the notes to repay our revolving credit facility.

     The notes due 2004 and the notes due 2009 are our unsecured obligations and rank equally with all of our other unsecured and unsubordinated indebtedness, and will rank equally with the senior notes.

     The notes of each series may be redeemed before their maturity as described below, but are not entitled to the benefit of any sinking fund.

  Optional redemption

     The notes of each series are redeemable, as a whole or in part, at our option, at any time or from time to time, at a redemption price equal to the greater of:

        (1) 100% of the principal amount of the applicable series of notes to be redeemed, and

        (2) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus 15 basis points for the notes due 2004 and 20 basis points for the notes due 2009.

     In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

  Covenants

     The following restrictions and covenants apply to each series of notes:

     - restrictions on liens; and

     - limitation on sale and leaseback transactions.

  Events of default

     An event of default under the indenture with respect to either series of notes includes the following:

     - failure to pay interest on the notes of such series for 30 days;

     - failure to pay principal on the notes of such series when due;

     - failure to perform any of the other covenants or agreements in the indenture relating to the notes of such series that continues for 60 days after notice to us by the Trustee or holders of at least 25% in principal amount of the notes of each affected series then outstanding (voting as one class);

     - failure to pay when due any obligation of ours or any subsidiary having an aggregate principal amount outstanding of at least $25.0 million that continues for 25 days after notice to us by the Trustee or holders of at least 25% in principal amount of the notes of each affected series then outstanding (voting as one class); or

     - specified events of bankruptcy, insolvency or reorganization relating to us or any of our subsidiaries.

     The trustee must, with some exceptions, notify the holders of the notes of any event of default known to it within 90 days after the occurrence of such event.

TAX-EXEMPT BONDS

     At December 31, 2000, we had $99.5 million of loans related to tax-exempt bonds outstanding of which approximately $57.5 million was obtained during fiscal 2000. Proceeds of these loans have been used to acquire, construct, install and refurbish various solid waste disposal facilities operated by specified subsidiaries. Borrowings under these loans bear interest based on floating interest rates at the prevailing market ranging from 4.4% to 5.2% at December 31, 2000 and have maturities ranging from 2001 to 2030. As of December 31, 2000, our subsidiaries had $58.8 million of restricted cash related to proceeds from tax-exempt bonds. This restricted cash will be used to fund capital expenditures under the terms of the bonds. The payment of debt service on the bonds is secured by letters of credit issued by various banking institutions which we are obligated to reimburse for drawings on these letters of credit.

     The indentures, the loan agreements and the related documentation for the bonds contain standard representations and warranties, covenants and restrictions relating to the business operations of our company or specified subsidiaries, and provide for standard default provisions, including failure to pay principal and interest on the bonds and events of bankruptcy.

OPERATING LEASE FACILITY

     In December 1999, our subsidiary entered into a $100.0 million operating lease facility established to finance the acquisition of operating equipment consisting primarily of revenue-producing vehicles. As of December 31, 2000, $89.4 million was outstanding under this facility. The operating lease facility matures in December 2002, but we may extend it for two additional one-year terms.

                        DESCRIPTION OF THE SENIOR NOTES

GENERAL

     The senior notes will be issued under an indenture (we refer to the indenture, as supplemented from time to time, as the "Indenture") between us and The Bank of New York, as trustee. The following summary of certain provisions of the senior notes and the Indenture is not complete and is subject to the detailed provisions of the Indenture. We have filed a form of the Indenture as an exhibit to the registration statement. The particular terms of the senior notes offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the senior notes so offered will be described in the prospectus supplement. Whenever particular provisions or defined terms in the Indenture are referred to in this prospectus, these provisions or defined terms are incorporated by reference in this prospectus. References, in this section only, to our company refer to Republic Services, Inc., exclusive of our Subsidiaries.

     There is no requirement under the Indenture that future issues of our debt securities be issued under the Indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the Indenture or applicable to one or more series of senior notes, in connection with future issues of such other debt securities.

     The Indenture does not limit the aggregate principal amount of the senior notes that may be issued thereunder. The Indenture provides that the senior notes will be issued in one or more series. The senior notes may be issued at various times and may have differing maturity dates and may bear interest at differing rates. Without the consent of the holders of the senior notes, we may reopen a previous issue of senior notes under the Indenture, unless the reopening is restricted when the series of senior notes is created. The prospectus supplement applicable to each series of senior notes will specify:

     - the designation and aggregate principal amount of such senior notes;

     - the percentage of their principal amount at which such senior notes will be issued;

     - the date or dates on which such senior notes will mature;

     - the interest rate or rates, or method of calculation of such rate or rates, on such senior notes, and the date from which such interest shall accrue;

     - the dates on which such interest will be payable or method by which such dates are to be determined;

     - the record dates for payments of interest;

     - the period or periods within which, the price or prices at which, and the terms and conditions upon which, such senior notes may be repaid, in whole or in part, at our option;

     - the place or places, if any, in addition to or in the place of our office or the office of the trustee, where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable and where notices to us shall be sent; and

     - other specific terms applicable to such senior notes.

     Unless otherwise indicated in the applicable prospectus supplement, the senior notes will be denominated in United States dollars in minimum denominations of $1,000 and integral multiples thereof.

RANKING

     Unless otherwise indicated in the applicable prospectus supplement, the senior notes will be our unsecured obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The senior notes will effectively rank junior in right of payment to the obligations of our subsidiaries. We describe some of these obligations in the "Description of Other Indebtedness" section of this prospectus.

OPTIONAL REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, the senior notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, at a redemption price equal to the greater of:

        (1) 100% of the principal amount of the senior notes to be redeemed, and

        (2) the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate, plus a specified number of basis points, which we will set forth in a prospectus supplement.

In the case of each of clause (1) and (2), accrued interest will be payable to the redemption date.

     Holders of senior notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the senior notes of any series are to be redeemed, the trustee will select, not more than 60 days prior to the redemption date, the particular senior notes or portions thereof for redemption from the outstanding senior notes of such series not previously called by such method as the trustee deems fair and appropriate.

     On and after the redemption date, interest will cease to accrue on the senior notes or any portion of the senior notes called for redemption unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent (or the trustee) money sufficient to pay the redemption price of and accrued interest on the senior notes to be redeemed on that date. If less than all of the senior notes of any series are to be redeemed, the senior notes to be redeemed shall be selected by the trustee by a method that the trustee deems fair and appropriate.

     Unless otherwise indicated in the applicable prospectus supplement, the senior notes of each series will not be entitled to the benefit of any sinking fund.

BOOK-ENTRY SYSTEM

     Unless otherwise indicated in the applicable prospectus supplement, each series of senior notes initially will be represented by one or more global securities deposited with The Depository Trust Company ("DTC") and registered in the name of DTC's nominee. Except under the circumstances described below, we will not issue senior notes in definitive form.

     Upon the issuance of a global security, DTC will credit on its book-entry registration and transfer system the accounts of persons designated by the underwriters or other purchasers with the respective principal amounts of the senior notes represented by the global security. Ownership of beneficial interests in a global security is limited to persons that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership may be effected only through, records maintained by DTC or its nominee (for interests of persons who are participants) and records maintained by participants (for interests of persons who are not participants). The laws of some states require that certain purchasers of securities take physical delivery of the securities in definitive form. Such limits and laws may impair a purchaser's ability to transfer beneficial interests in a global security.

     DTC or its nominee will be considered the sole owner or holder of the notes represented by a global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have senior notes represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of senior notes in definitive form, and will not be considered the owners of record or holders of senior notes under the Indenture.

     We will make principal and interest payments on each series of senior notes registered in the name of DTC or its nominee to DTC or its nominee as the registered holder of the relevant global security. None of us, the trustee, any paying agent nor the registrar for the senior notes will have any responsibility or liability for any aspect of the records relating to, or payment made on account of, beneficial interests in a global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

     We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If DTC at any time is unwilling or unable to continue as a depository and we do not appoint a successor depository within 90 days, we will issue senior notes in definitive form in exchange for the entire global security. In addition, we may at any time and in our sole discretion determine not to have any particular series of senior notes represented by a global security and, in such event, we will issue senior notes in definitive form in exchange for the entire global security with respect to such series. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery in definitive form of senior notes represented by such global security equal in principal amount to such beneficial interest and to have such senior notes registered in the owner's name. Senior notes so issued in definitive form will be issued as registered senior notes in denominations of $1,000 and integral multiples thereof, unless we specify otherwise.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for its accuracy.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided. These definitions may be changed as described in a prospectus supplement.

     "Attributable Debt" means, when used in connection with a sale and leaseback transaction, at any date of determination, the product of (1) the net proceeds from such sale and leaseback transaction multiplied by (2) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and leaseback transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) the equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

     "Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Consolidated Net Tangible Assets" means, as any date, the total amount of assets of Republic Services, Inc. and its Restricted Subsidiaries on a consolidated basis (less applicable reserves and other properly deductible items) after deducting therefrom (1) all current liabilities (excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed or which is supported by other borrowings with a maturity of more than 12 months from the date of calculation),
(2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles and (3) appropriate adjustments on account of minority interests of other Persons holding stock of Republic Services, Inc.'s Subsidiaries, all as set forth on the most recent balance sheet of Republic Services, Inc. and its consolidated Subsidiaries (but, in any event, as of a date within 120 days of the date of determination) in each case excluding intercompany items and computed in accordance with generally accepted accounting principles as in effect from time to time.

     "Exempted Debt" means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (1) Indebtedness of Republic Services, Inc. and the Restricted Subsidiaries Incurred after the date of the supplemental indenture or the resolution of our board of directors under which a series of senior notes is created and secured by Liens created, assumed or otherwise Incurred or permitted to exist pursuant to the Indenture under "Certain Covenants of Republic Services, Inc. -- Restrictions on Liens" and (2) Attributable Debt of Republic Services, Inc. and the Restricted Subsidiaries in respect of all sale and leaseback transactions with regard to any Principal Property entered into pursuant the Indenture under "Certain Covenants of Republic Services, Inc. -- Limitation on Sale and Leaseback Transactions."

     "Funded Debt" means all Indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

     "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for. The terms "Incurred," "Incurrence" and "Incurring" shall each have a correlative meaning.

     "Indebtedness" means with respect to any Person at any date of determination (without duplication), indebtedness for borrowed money or indebtedness evidenced by bonds, notes, debentures or other similar instruments given to finance the acquisition of any businesses, properties or assets of any kind (including, without limitation, Capital Stock or other equity interests in any Person).

     "Independent Investment Banker" means the firms set forth in the prospectus supplement with respect to any series of senior notes, or, if these firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee after consultation with Republic Services, Inc.

     "Lien" with respect to any property or assets, means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing), but not including the interest of a lessor under a lease that is an operating lease under generally accepted accounting principles.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trusts, unincorporated organization or government or any agency or political subdivisions thereof.

     "Principal Property" means any land, land improvements or building, together with the land upon which it is erected and fixtures comprising a part thereof, in each case, owned or leased by us or any Restricted

Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 2% of Consolidated Net Tangible Assets but not including such land, land improvements, buildings or portions thereof which is financed through the issuance of tax-exempt governmental obligations, or any such property that has been determined by a board resolution not to be of material importance to the respective businesses conducted by us or such Restricted Subsidiary effective as of the date such resolution is adopted by our board of directors.

     "Reference Treasury Dealer" means (1) the firms set forth in the prospectus supplement with respect to any series of senior notes and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute for such initial purchaser another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

     "Restricted Subsidiary" means any Subsidiary which, at the time of determination, owns or is a lessee pursuant to a capital lease of any Principal Property.

     "Subsidiary" of a Person means, with respect to any Person, any corporation, association, partnership or other business entity of which at least a majority the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

     "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

CERTAIN COVENANTS OF REPUBLIC SERVICES

     Unless otherwise indicated in the applicable prospectus supplement, the following restrictions will apply to each series of senior notes:

  Restrictions on Liens

     We will not, and will not permit any Restricted Subsidiary to, Incur any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property of ours or a Restricted Subsidiary, whether such shares of stock, Indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, without in any such case effectively providing that all the notes will be directly secured equally and ratably with such Lien. These restrictions do not apply to:

        (1) the Incurrence of any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by us or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any Lien upon any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property subject to any Lien without the assumption thereof, provided that every such Lien referred to in this clause (1) shall attach only to the shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon;

        (2) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the supplemental indenture or the resolution of our board of directors under which the applicable series of senior notes is created;

        (3) any Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property in favor of Republic Services, Inc. or any Restricted Subsidiary;

        (4) any Lien on Principal Property being constructed or improved securing loans to finance such construction or improvements;

        (5) any Lien on shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property Incurred in connection with the issuance of tax-exempt government obligations; and

        (6) any renewal of or substitution for any Lien permitted by any of the preceding clauses (1) through (5), provided, in the case of a Lien permitted under clause (1), (2) or (4), the debt secured is not increased nor the Lien extended to any additional assets.

     Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by clauses (1) through (6), and renew, extend or replace such Liens, provided that at the time of such creation, assumption, renewal, extension or replacement of such Lien, and after giving effect thereto, together with any sale and leaseback transactions in addition to those permitted under the covenant entitled "Limitation on Sale and Leaseback Transactions," Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

     For the purposes of this "Restrictions on Liens" covenant and the "Limitation on Sale and Leaseback Transactions" covenant, the giving of a guarantee which is secured by a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property, and the creation of a Lien on any shares of stock, Indebtedness or other obligations of a Subsidiary or any Principal Property to secure Indebtedness that existed prior to the creation of such Lien, shall be deemed to involve the creation of Indebtedness in an amount equal to the principal amount guaranteed or secured by such Lien.

  Limitation on Sale and Leaseback Transactions

     The Indenture provides that we will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to us or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of two years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; provided that, notwithstanding the foregoing, we or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period:

        (1) if we or such Restricted Subsidiary would be entitled, pursuant to the provisions of the Indenture described above under "Certain Covenants of Republic Services, Inc. -- Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the outstanding notes; or

        (2) if we promptly inform the trustee of such transaction, the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution) of such property, and we cause an amount equal to the net proceeds of the sale to be applied to the retirement, within 180 days after receipt of such proceeds, of Funded Debt Incurred or assumed by us or a Restricted Subsidiary (including the notes); provided further that, in lieu of applying all or any part of such net proceeds to such retirement, we may, within 75 days after such sale or transfer, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of our company (which may include the outstanding notes offered in this prospectus) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If we so deliver debentures or notes to the applicable trustee with an Officers' Certificate, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, provided, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued; or

        (3) if we, within 180 days after the sale or transfer, apply or cause a Restricted Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by board resolution) to purchase other Principal Property having a fair market value at least equal to the fair market value of the Principal Property (or portion thereof) sold or transferred in such sale and leaseback transaction.

     Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and leaseback transactions in addition to those permitted in this paragraph and without any obligation to retire any outstanding notes or other Funded Debt, provided that at the time of entering into such sale and leaseback transactions and after giving effect thereto, together with any Liens in addition to those permitted under the covenant entitled "Restrictions on Liens," Exempted Debt does not exceed 20% of Consolidated Net Tangible Assets.

  Consolidation, Merger or Sale of Substantially All Assets

     We may consolidate or merge with, or sell all or substantially all of our assets to, another corporation as long as we are not in default under the Indenture and the consolidation, merger or sale does not create a default under the Indenture. The remaining or acquiring corporation must assume all of our responsibilities and liabilities under the Indenture, including the payment of all amounts due on the notes and performance of the covenants. Under these circumstances, if our properties or assets become subject to a Lien not permitted by the Indenture, we will equally and ratably secure the senior notes.

  Filing of Financial Statements

     The Indenture will require us to file quarterly and annual financial statements with the Securities and Exchange Commission.

  Events of Default

     Unless otherwise indicated in the applicable prospectus supplement, an event of default under the Indenture with respect to any series of senior notes includes the following:

     - failure to pay interest on the senior notes of that series for 30 days;

     - failure to pay principal on the senior notes of that series when due;

     - failure to perform any of the other covenants or agreements in the Indenture relating to the senior notes of that series that continues for 60 days after notice to us by the trustee or holders of at least 25% in principal amount of the senior notes of that series then outstanding (with holders of that series of senior notes voting as a separate class);

     - failure to pay when due any Indebtedness of ours or any Subsidiary having an aggregate principal amount outstanding of at least $25.0 million that continues for 25 days after notice to us by the trustee or holders of at least 25% in principal amount of senior notes of that series then outstanding (with holders of all outstanding series of senior notes voting as one class); or

     - certain events of bankruptcy, insolvency or reorganization relating to us or any Subsidiary.

     The Indenture provides that the trustee will, with certain exceptions, notify the holders of senior notes of any series of any event of default known to it with respect to that series within 90 days after the occurrence of such event.

     If an event of default (other than with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to the senior notes of any series, the trustee or the holders of not less than 25% in principal amount of the senior notes then outstanding of that series (voting as one class) may declare the principal amount to be due and payable. In that case, subject to certain conditions, the holders of a majority in principal amount of the senior notes of that series then outstanding (voting as one class) can rescind and annul such declaration and its consequences.

     In the event of a declaration of acceleration because an event of default related to the failure to pay when due any Indebtedness having an aggregate principal amount outstanding of at least $25.0 million has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the default triggering such event of default shall be remedied or cured by us or the relevant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

     We are required to file an annual officers' certificate with the trustee concerning our compliance with the Indenture. Subject to the provisions of the Indenture relating to the duties of the trustee, the trustee is not obligated to exercise any of its rights or powers at the request or direction of any of the holders unless they have offered the trustee security or indemnity. If the holders provide security or indemnity satisfactory to the trustee, the holders of a majority in principal amount of the outstanding senior notes of the applicable series during an event of default may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the Indenture or exercising any of the trustee's trusts or powers with respect to the senior notes.

  Modification and Amendment of the Indenture

     We may enter into supplemental indentures with the trustee without the consent of the holders of the senior notes to, among other things:

     - evidence the assumption by a successor corporation of our obligations;

     - appoint additional, separate or successor trustees to act under the Indenture;

     - add covenants for the protection of the holders of one or more series of the senior notes;

     - cure any ambiguity or correct any inconsistency in the Indenture;

     - create a new series of senior notes;

     - add guarantees or security; and

     - make any change that does not adversely affect the rights of holders of the senior notes of such series.

     With the consent of the holders of a majority in principal amount of the senior notes of any series then outstanding and affected, we may execute supplemental indentures with the trustee to add provisions or change or eliminate any provision of the Indenture or any supplemental indenture or to modify the rights of the holders of the senior notes so affected.

     Without the consent of the holders of each outstanding senior note of all series affected, no supplemental indenture will, among other things:

     - change the stated maturity of the senior notes;

     - reduce the principal amount of the senior notes or their interest rate;

     - reduce the principal amount payable upon the acceleration of the senior notes;

     - change the place or currency in which the senior notes are payable;

     - impair the right to institute suit for the enforcement of the senior notes;

     - reduce the premium payable upon redemption;

     - reduce the percentage in principal amount of the senior notes of that series, the consent of the holders of which is required for any such supplemental indenture;

     - reduce the percentage in principal amount of the senior notes of that series required for waiver of compliance with certain provisions of the Indenture or certain defaults; or

     - modify provisions with respect to modification and waiver.

  Discharge of Indenture; Defeasance and Covenant Defeasance

     Except as otherwise described in a prospectus supplement, at our option, we
(1) will be discharged from all obligations under the Indenture in respect of the senior notes of a particular series (except for certain obligations to exchange or register the transfer of the senior notes of that series, replace stolen, lost or mutilated notes of that series, maintain paying agencies and hold monies for payment in trust) or (2) need not comply with certain restrictive covenants of the Indenture (including the restrictions on Liens) with respect to the senior notes of that series, in each case if we deposit with the trustee, in trust, money or U.S. government obligations (or a combination thereof) sufficient to pay the principal of and any premium or interest on the senior notes of that series when due. In order to select either option, we must provide the trustee with an opinion of counsel or a ruling from, or published by, the Internal Revenue Service, to the effect that holders of the senior notes of that series will not recognize gain or loss for Federal income tax purposes, as if we had not exercised either option.

     In the event we exercise our option under (2) above with respect to the senior notes of a particular series and the senior notes of that series are declared due and payable because of the occurrence of any event of default other than default with respect to such obligations, the amount of money and U.S. government obligations on deposit with the trustee will be sufficient to pay amounts due on the senior notes of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the senior notes of that series at the time of the acceleration resulting from such event of default. We would remain liable, however, for such amounts.

     The senior notes will be subject to defeasance and covenant defeasance as provided in the Indenture or any applicable supplemental indenture.

  Governing Law

     The Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

  Concerning the Trustee

     The Bank of New York, the trustee under the Indenture, is a member of the syndicate of lenders for our credit facility.

                              PLAN OF DISTRIBUTION

     We may sell the senior notes (1) through negotiation with one or more underwriters; (2) through one or more agents or dealers designated from time to time; (3) directly to purchasers; or (4) through any combination of the above. The distribution of the senior notes may be effected from time to time in one or more transactions at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. A prospectus supplement will describe the method of distribution of the senior notes of any series.

     If we use any underwriters in the sale of any series of senior notes, we will enter into an underwriting agreement, distribution agreement or similar agreement with the underwriters before the time of sale, and the names of the underwriters used in the transaction will appear in the prospectus supplement relating to that sale. If an underwriting agreement is executed, the senior notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless otherwise indicated in the prospectus supplement, the underwriting or purchase agreement will provide that the underwriter or underwriters are obligated to purchase all of the senior notes offered in the prospectus supplement if any are purchased.

     If any of the senior notes are sold through agents designated by us from time to time, the prospectus supplement will name the agent, describe any commissions we must pay to the agent and the obligations of the agent with respect to the senior notes. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Some of the persons participating in an offering of the senior notes may engage in transactions that stabilize, maintain or otherwise affect the price of the senior notes. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the senior notes in the open market.

     The senior notes of any series, when first issued, will have no established trading market. Any underwriters or agents to or through whom senior notes are sold by us for public offering and sale may make a market in that series of senior notes, but underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any series of senior notes.

     In connection with the sale of the senior notes, any purchasers, underwriters or agents may receive compensation from us or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the senior notes may be, deemed to be underwriters within the meaning of the Securities Act. The agreement between us and any purchasers, underwriters or agents will contain reciprocal covenants of indemnity, and will provide for contribution by us in respect of our indemnity obligations, between us and the purchasers, underwriters or agents against certain liabilities, including liabilities under the Securities Act.

     Some of the underwriters or agents and their associates may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Certain legal matters relating to the offering will be passed upon for us by Akerman, Senterfitt & Eidson, P.A., Miami, Florida. Akerman Senterfitt has relied upon the legal opinion of Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations) New York, New York, with respect to certain matters of New York law. Some attorneys employed by Akerman Senterfitt own shares of our common stock.

                                    EXPERTS

     The audited financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. All such fees and expenses shall be borne by the undersigned company (the "Company").

Commission Registration Fee.................................  $100,000
Legal Fees and Expenses.....................................   150,000*
Accounting Fees and Expenses................................    50,000*
Printing, Engraving and Mailing Expenses....................    25,000*
Trustee Fees and Expenses...................................    10,000
Rating Agency Fees..........................................   280,000*
Miscellaneous...............................................    50,000
                                                              --------
          Total.............................................  $665,000
                                                              ========

---------------

     * Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Amended and Restated Certificate of Incorporation, as amended, provides that we shall indemnify, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, each person who is involved in any litigation or other proceeding because such person is or was our director or officer, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Amended and Restated Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by us of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

     Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reason to believe his conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit, if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Pursuant to Section 102(b)(7) of the DGCL, the Certificate eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
1.1      Form of Underwriting Agreement (to be filed on Current
         Report on Form 8-K, which will be incorporated by reference into this registration statement subsequent to its
         effectiveness).
4.1      Form of Indenture between the Company and The Bank of New
         York, as trustee.
4.2      Form of Senior Note (included in Exhibit 4.1).
4.3      Long Term Credit Agreement dated July 10, 1998 among the
         Company, Bank of America National Trust and Savings
         Association, as Administrative Agent, and the several
         financial institutions party thereto (incorporated by
         reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998).
4.4      Indenture dated May 24, 1999 between the Company and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.3 of the Company's Annual Report on Form 10-K for
         the year ended December 31, 1999).
4.5      6 5/8% Note due May 15, 2004 in the principal amount of
         $200,000,000 (incorporated by reference to Exhibit 4.4 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.6      6 5/8% Note due May 15, 2004 in the principal amount of
         $25,000,000 (incorporated by reference to Exhibit 4.5 of the
         Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.7      7 1/8% Note due May 15, 2009 in the principal amount of
         $200,000,000 (incorporated by reference to Exhibit 4.6 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.8      7 1/8% Note due May 15, 2009 in the principal amount of
         $175,000,000 (incorporated by reference to Exhibit 4.7 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
5.1      Opinion of Akerman, Senterfitt & Eidson, P.A.
5.2      Opinion of Fried, Frank, Harris, Shriver & Jacobson (a
         partnership including professional corporations).
12.1     Statement regarding computation of ratios.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Akerman, Senterfitt & Eidson (included in Exhibit
         5.1).
23.3     Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.2).
24.1     Powers of Attorney (included as part of the signature page).
25.1     Statement of eligibility of Trustee.

ITEM  17. UNDERTAKINGS

     (a) The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon

     Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on March 30, 2001.

                                          Republic Services, Inc.

                                          By: /s/ JAMES E. O'CONNOR
                                            ------------------------------------
                                            Name: James E. O'Connor
                                            Title: Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James E. O'Connor and Tod C. Holmes his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and any related registration statements pursuant to Rule 462(b) under the Securities Act, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in their capacities and on the dates indicated.

SIGNATURE                                                           TITLE                    DATE
---------                                                           -----                    ----

/s/ H. WAYNE HUIZENGA                                  Chairman of the Board            March 30, 2001
-----------------------------------------------------
H. Wayne Huizenga

/s/ HARRIS W. HUDSON                                   Vice Chairman and Director       March 30, 2001
-----------------------------------------------------
Harris W. Hudson

/s/ JAMES E. O'CONNOR                                  Chief Executive Officer and      March 30, 2001
-----------------------------------------------------  Director (principal executive
James E. O'Connor                                      officer)

/s/ TOD C. HOLMES                                      Senior Vice President and Chief  March 30, 2001
-----------------------------------------------------  Financial Officer (principal
Tod C. Holmes                                          financial officer)

/s/ CHARLES F. SERIANNI                                Chief Accounting Officer         March 30, 2001
-----------------------------------------------------  (principal accounting officer)
Charles F. Serianni

/s/ JOHN W. CROGHAN                                    Director                         March 30, 2001
-----------------------------------------------------
John W. Croghan

/s/ RAMON A. RODRIGUEZ                                 Director                         March 30, 2001
-----------------------------------------------------
Ramon A. Rodriguez

/s/ ALLAN C. SORENSEN                                  Director                         March 30, 2001
-----------------------------------------------------
Allan C. Sorensen

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF EXHIBIT
-------                     ----------------------
1.1      Form of Underwriting Agreement (to be filed on Current
         Report on Form 8-K, which will be incorporated by reference into this registration statement subsequent to its
         effectiveness).
4.1      Form of Indenture between the Company and The Bank of New
         York, as trustee.
4.2      Form of Senior Note (included in Exhibit 4.1).
4.3      Long Term Credit Agreement dated July 10, 1998 among the
         Company, Bank of America National Trust and Savings
         Association, as Administrative Agent, and the several
         financial institutions party thereto (incorporated by
         reference to Exhibit 4.1 of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998).
4.4      Indenture dated May 24, 1999 between the Company and The
         Bank of New York, as trustee (incorporated by reference to
         Exhibit 4.3 of the Company's Annual Report on Form 10-K for
         the year ended December 31, 1999).
4.5      6 5/8% Note due May 15, 2004 in the principal amount of
         $200,000,000 (incorporated by reference to Exhibit 4.4 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.6      6 5/8% Note due May 15, 2004 in the principal amount of
         $25,000,000 (incorporated by reference to Exhibit 4.5 of the
         Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.7      7 1/8% Note due May 15, 2009 in the principal amount of
         $200,000,000 (incorporated by reference to Exhibit 4.6 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
4.8      7 1/8% Note due May 15, 2009 in the principal amount of
         $175,000,000 (incorporated by reference to Exhibit 4.7 of
         the Company's Annual Report on Form 10-K for the year ended
         December 31, 1999).
5.1      Opinion of Akerman, Senterfitt & Eidson, P.A.
5.2      Opinion of Fried, Frank, Harris, Shriver & Jacobson, (a
         partnership including professional corporations).
12.1     Statement regarding computation of ratios.
23.1     Consent of Arthur Andersen LLP.
23.2     Consent of Akerman, Senterfitt & Eidson, P.A. (included in
         Exhibit 5.1).
23.3     Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.2).
24.1     Powers of Attorney (included as part of the signature page).
25.1     Statement of eligibility of Trustee.